Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS THIRD QUARTER 2015 RESULTS

~ FFO of $0.26 per Share on a Fully Diluted Basis ~

WASHINGTON, D.C. – November 5, 2015 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended September 30, 2015.

Highlights for the Quarter Ended September 30, 2015:

•	Acquisition of the 52,881-square foot Immigration and Customs Enforcement (ICE) building, in the Otay Mesa community of San Diego

•	Funds From Operations of $10.2 million, or $0.26 per share on a fully diluted basis

•	Cash Available for Distribution of $8.8 million, or $0.22 per share on a fully diluted basis

•	Portfolio occupancy at 100%

“We are encouraged with our third quarter results. Our portfolio continues to generate a strong recurring stream of cash flows backed by the full faith and credit of the United States Government,” said William C. Trimble III, President and Chief Executive Officer. “We continue to execute on our acquisition program and are pleased to see our NOI growth translate into dividend growth for our investors this quarter.”

Financial Results for the Quarter Ended September 30, 2015

Funds From Operations (FFO) was $10.2 million, or $0.26 per share on a fully diluted basis for the three months ended September 30, 2015.

Funds From Operations, as Adjusted was $9.8 million, or $0.25 per share on a fully diluted basis for the three months ended September 30, 2015.

Cash Available for Distribution (CAD) was $8.8 million, or $0.22 per share on a fully diluted basis for the three months ended September 30, 2015.

Net income was $0.8 million, or $0.02 per share on a fully diluted basis for the three months ended September 30, 2015.

Pro Forma Financial Results for the Nine Months Ended September 30, 2015

Pro Forma Funds From Operations (FFO) was $30.8 million, or $0.78 per share on a fully diluted basis for the nine months ended September 30, 2015.

Pro Forma Funds From Operations, as Adjusted was $29.1 million, or $0.73 per share on a fully diluted basis for the nine months ended September 30, 2015.

Pro Forma Cash Available for Distribution (CAD) was $26.3 million, or $0.66 per share on a fully diluted basis for the nine months ended September 30, 2015.

Pro Forma Net income was $3.3 million, or $0.08 per share on a fully diluted basis for the nine months ended September 30, 2015.

The Company’s pro forma financial results for the nine months ended September 30, 2015 (1) removes the impact of one-time, non-recurring expenses related to the Company’s initial public offering, including legal and accounting fees and new entity formation costs, for the period from February 11, 2015 (the date of the closing of the Company’s initial public offering) to September 30, 2015 and (2) reflects a full quarter of operations for the period from January 1, 2015 to March 31, 2015 on a pro forma basis based on the financial results of the 49 days of operations between February 11, 2015 and March 31, 2015.

Darrell Crate, Chairman of the Board commented, “With $350 million of unused debt capacity we have the capital resources to support the acquisition component of our earnings growth strategy. As we look to 2016, we continue to see a robust set of opportunities that complement our existing portfolio.”

Portfolio Operations

As of September 30, 2015, the Company wholly owned 32 properties in the United States, encompassing approximately 2.3 million square feet in the aggregate, including 29 properties that were leased primarily to U.S. Government tenant agencies and three properties that were entirely leased to private tenants. As of September 30, 2015, the portfolio had an average age of 11.2 years, was 100% occupied, and had a weighted average remaining lease term of 7.3 years. With just 7.5% of the leases, by annualized lease income, rolling through the end of 2017, Easterly expects to continue to provide a highly visible and stable cash-flow stream.

Acquisitions

From the time of its initial public offering through the end of the third quarter of 2015 the Company has acquired three properties and driven Pro Forma Cash NOI to a run-rate annualized level of approximately $52 million.

On April 1, 2015, Easterly acquired the Department of Energy (DOE) building in Lakewood, Colorado. The 115,650-square foot building serves as the headquarters for the DOE’s Western Area Power Administration (WAPA) and represents the Company’s second asset in Lakewood, Colorado. The Class A facility is 100% occupied by WAPA and leased to the General Services Administration (GSA), on behalf of the DOE, until 2029.

On June 17, 2015 Easterly acquired the Thad Cochran U.S. Bankruptcy Courthouse in Aberdeen, Mississippi. The Company believes the 46,979-square foot building is state of the art for court functionality and security and fully compliant with the Judiciary’s needs. The property is leased to the GSA with 10 years remaining on an initial 20-year lease.

On September 11, 2015 Easterly acquired the 52,881-square foot Immigration and Customs Enforcement (ICE) building, in the Otay Mesa community of San Diego. The ICE - Otay building is adjacent to the Easterly-owned DEA - Otay building and located less than one half mile from the Otay Mesa Land Port of Entry, the busiest truck crossing on the California/Mexico border.

Balance Sheet

Easterly believes that its strong balance sheet and borrowing ability under its unsecured revolving credit facility provides ample capacity to pursue and fund its growth plan. As of September 30, 2015, the Company had total indebtedness of $118.4 million comprised of $50.2 million on its unsecured revolving credit facility and $68.2 million of mortgage debt (excluding unamortized premiums and discounts). At September 30, 2015, Easterly had net debt to total enterprise value of 15.2% and a net debt to annualized quarterly EBITDA ratio of 2.5x. Easterly’s outstanding debt had a weighted average maturity of 8.6 years and a weighted average interest rate of 3.1%. The Company also had approximately $350 million of remaining capacity on its $400 million revolver, before consideration for the facility’s $250 million accordion feature.

Dividend

On November 3, 2015 the Board of Directors of Easterly approved a cash dividend for the third quarter of 2015 in the amount of $0.22 per common share. The dividend will be payable December 3, 2015 to shareholders of record on November 17, 2015.

Subsequent Events

On October 21, 2015, the Company closed on the acquisition of a 42,480-square foot Drug Enforcement Administration (DEA) regional laboratory in Pleasanton, CA.

The DEA - Pleasanton western regional laboratory provides services to DEA divisions in the northwestern U.S. The property was built in 2015 and is leased to the GSA, on behalf of the DEA, for a 20-year term.

Outlook for 2015 – Existing Portfolio

Based on management’s expectations, the Company’s financial guidance for the portfolio of properties owned as of September 30, 2015, based on a pro forma 12 months ending December 31, 2015, is as follows:

Pro Forma Outlook for the 12 Months Ending December 31, 2015

	Low	High

Pro Forma Net income (loss), per share – fully diluted basis	$0.07	$0.11
Plus: real estate depreciation and amortization	$0.94	$0.94
Pro Forma FFO per share – fully diluted basis	$1.01	$1.05

The Company’s pro forma outlook for the 12 months ending December 31, 2015 (1) removes the impact of one-time, non-recurring expenses related to its initial public offering, including legal and accounting fees and new entity formation costs, for the period from February 11, 2015 (the date of the closing of the Company’s initial public offering) to December 31, 2015, and (2) reflects a full quarter of operations for the period from January 1, 2015 to March 31, 2015 on a pro forma basis based on the financial results of the 49 days of operations between February 11, 2015 and March 31, 2015.

This guidance, for the pro forma 12 months ending December 31, 2015, is consistent with the following outlook for the period February 11, 2015 to December 31, 2015. The Company commenced its operations on February 11, 2015 upon completion of its initial public offering.

Pro Forma Outlook for the Period February 11, 2015 to December 31, 2015

	Low	High
Net income (loss) per share – fully diluted basis	$0.06	$0.10
Plus: real estate depreciation and amortization	$0.83	$0.83
Pro Forma FFO per share – fully diluted basis	$0.89	$0.93

The Company’s pro forma outlook for the period February 11, 2015 to December 31, 2015 removes the impact of one-time, non-recurring expenses related to its initial public offering, including legal and accounting fees and new entity formation costs.

This guidance does not contemplate dispositions, future acquisitions or additional capital markets activities but does reflect the impact of completed acquisitions as of September 30, 2015. This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Outlook for 2016 – Including Potential Future Acquisitions

The Company’s financial guidance including the impact from all announced and completed acquisitions as well as assumptions for future acquisitions based on management’s expectations, for the 12 months ending December 31, 2016, is as follows:

Outlook for the 12 Months Ending December 31, 2016

	Low	High
Net income (loss) per share – fully diluted basis	$0.05	$0.13
Plus: real estate depreciation and amortization	$1.09	$1.05
FFO per share – fully diluted basis	$1.14	$1.18

This guidance assumes acquisitions of $40 million through the remainder of 2015 and $75 million of acquisitions in 2016 spread equally throughout the year. This guidance does not contemplate dispositions or additional capital markets activities. This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is generally defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts Funds From Operations (FFO) to present an alternative measure of our operating performance that we believe is useful to shareholders and potential investors, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest and non-cash compensation. In the future, we may also exclude other items from FFO, as Adjusted that we believe may help investors compare our results. Because all companies do not calculate FFO, as Adjusted in the same way, the presentation of FFO, as Adjusted may not be comparable to similarly titled measures of other companies.

Net Operating Income (NOI) is calculated as total property revenues (rental income, tenant reimbursements and other income) less property operating expenses and real estate taxes from the properties owned by the Company. Cash NOI excludes from NOI straight-line rent and amortization of above-/below-market leases. NOI presented by the Company may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all restricted stock units, and the exchange of all earned and outstanding LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP. Fully diluted basis does not include outstanding LTIP units in the Company’s operating partnership that are subject to performance criteria that have not yet been met.

Conference Call Information

The Company will host a webcast and conference call at 11:00 a.m. Eastern Standard time on November 5, 2015 to review the third quarter 2015 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available through November 19, 2015 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13621884. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased primarily through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Alison M. Bernard

Chief Financial Officer

202-971-9867

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including them in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk that the market price of our common stock may be negatively impacted by increased selling activity following the liquidation of certain private investment funds that contributed assets in our initial public offering; the risk we may lose one or more major tenants; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands)

September 30, 2015
Assets
Real estate properties, net	$668,034
Cash and cash equivalents	4,466
Restricted cash	1,810
Rents receivable	5,632
Accounts receivable	2,856
Deferred financing, net	2,856
Intangible assets, net	104,657
Prepaid expenses and other assets	2,869

Total assets	$793,180

Liabilities
Revolving credit facility	50,167
Mortgage notes payable	68,756
Intangible liabilities, net	39,690
Accounts payable and accrued liabilities	6,982

Total liabilities	165,595

Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 24,168,379 shares issued and outstanding	241
Additional paid-in capital	391,357
Retained (deficit)	(1,799)
Cumulative dividends	(7,734)

Total stockholders’ equity	382,065

Non-controlling interest in operating partnership	245,520

Total equity	627,585

Total liabilities and equity	$793,180

Income Statement

(Unaudited, in thousands, except share and per share data)

	Three months ended September 30, 2015	Pro forma nine months ended September 30, 2015
Revenues
Rental income	$18,126	$52,842
Tenant reimbursements	1,689	4,687
Other income	42	120

Total revenues	19,857	57,649

Operating Expenses
Property operating	3,838	10,529
Real estate taxes	1,980	5,497
Depreciation and amortization	9,344	27,496
Acquisition costs	235	653
Corporate general and administrative	2,301	6,236

Total expenses	17,698	50,411

Operating income	2,159	7,238

Other (expenses)
Interest expense, net	(1,341)	(3,949)

Net income	818	3,289

Non-controlling interest in operating partnership	(320)	(1,287)

Net income available to Easterly Government Properties, Inc.	$498	$2,002

Net income available to Easterly Government Properties, Inc. per share:
Basic	$0.02

Diluted	$0.02

Weighted-average common shares outstanding:
Basic	24,141,712
Diluted	25,216,716

Net income, per share - fully diluted basis	$0.02	$0.08

Weighted average common shares outstanding - fully diluted basis	39,699,318	39,699,318

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share data)

	Three months ended September 30, 2015	Pro forma nine months ended September 30, 2015
Net income	$818	$3,289
Depreciation and amortization	9,344	27,496
Interest expense	1,341	3,949

EBITDA	$11,503	$34,734

Net income	$818	$3,289
Depreciation and amortization	9,344	27,496

Funds From Operations (FFO)	$10,162	$30,785

Adjustments to FFO:
Acquisition costs	235	653
Straight-line rent	(66)	(197)
Above-/below-market leases	(1,383)	(3,924)
Non-cash interest expense	191	568
Non-cash compensation	663	1,221

Funds From Operations, as Adjusted	$9,802	$29,106

FFO, per share - fully diluted basis	$0.26	$0.78

FFO, as Adjusted, per share - fully diluted basis	$0.25	$0.73

Funds From Operations, as Adjusted	$9,802	$29,106
Acquisition costs	(235)	(653)
Principal amortization	(592)	(1,792)
Maintenance capital expenditures	(149)	(275)
Contractual tenant improvements	(16)	(50)

Cash Available for Distribution (CAD)	$8,810	$26,336

CAD, per share - fully diluted basis	$0.22	$0.66

Weighted average common shares outstanding - fully diluted basis	39,699,318	39,699,318